EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Auditors for American Express(R) Signature One Variable Annuity.

10.2 Consent of Independent Auditors for American Express(R) Signature One Select Variable Annuity.

10.3 Consent of Independent Auditors for Wells Fargo Advantage(R) Variable Annuity.

10.4 Consent of Independent Auditors for Wells Fargo Advantage(R) Builder Variable Annuity.

10.5 Consent of Independent Auditors for Wells Fargo Advantage(R) Builder Select Variable Annuity.

13. Power of Attorney to sign Amendments to this Registration Statement, dated April 15, 2004.